ATSG Reports Third Quarter 2023 Results

–Deployed seven newly-converted freighters, including our first two A321-200s, in the quarter
–2023 Outlook revised to reflect current operating environment

WILMINGTON, OH, November 6, 2023 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the third quarter ended September 30, 2023. Those results, as compared with the same quarter in 2022, were as follows:

Third Quarter 2023 Results
•Revenues of $523 million, up 1%
•GAAP EPS (basic) from Continuing Operations of $0.26, down $0.42
•Adjusted EPS* from Continuing Operations of $0.32, versus $0.60
•Pretax Earnings from Continuing Operations of $24 million, down from $65 million.
•Adjusted Pretax* Earnings of $31 million, down from $67 million
•Adjusted EBITDA* of $137 million, down from $163 million
•9.4 million shares repurchased since September 2022, including 5.4 million shares in the third quarter

Joe Hete, Chief Executive Officer of ATSG, said, “The third quarter started out on track with our expectations, carrying solid second-quarter momentum from our passenger airline operations into the summer. We leased seven newly converted freighters in July and early August, including five 767-300s and our first two A321-200s. However, both macro and operational pressures throughout the latter part of the quarter materially affected our results. Particularly in September, our passenger airline operations experienced service related issues that drove significant unplanned travel and flight crew costs. In our CAM leasing operations, we realized lower revenues from 767-200 aircraft sales and associated engine power than forecasted during the quarter.”

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted Free Cash Flow, each of which is from Continuing Operations, are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results
Cargo Aircraft Management (CAM)
•Aircraft leasing and related revenues in the third quarter were down 1% compared with the prior year quarter, due to eleven fewer leased 767-200 aircraft and lower power-by-cycle ("PBC") engine revenue associated with 767-200s, partially offset by higher average lease rates, as nine more 767-300s and two initial A321-200s have been deployed since September 2022.
•Pre-tax earnings decreased 37% to $23 million versus the prior year quarter. Earnings were impacted by the scheduled return of eleven 767-200s since September 2022, including two in the third quarter this year, as well as reduced PBC revenue from fewer 767-200s in service, and fewer cycles flown by those still in service. Higher aircraft sales in the prior-year period also negatively impacted the segment earnings comparison. Interest expense versus the prior year period increased $5 million, and depreciation was up $2 million due to new deployments replacing mostly depreciated assets.
•CAM deployed five Boeing 767-300 and two Airbus A321-200 leased freighters to external customers during the quarter. Eleven leased freighters have been deployed since September 2022, including nine 767-300s and two A321-200s. For the full year 2023, CAM now expects to deploy 16 newly converted leased freighter aircraft, including 12 767-300s and four A321-200s. Six of the 16 are due to be deployed in the fourth quarter.

•Twenty aircraft are currently in or awaiting conversion to freighters. That total includes seven A321 aircraft and 13 767-300s. One 767-200 is currently staging for lease. The Company is scheduled to purchase three Airbus A330 feedstock aircraft in the fourth quarter for planned freighter conversion and deployment in 2024.

ACMI Services
•Pre-tax earnings were $12 million in the third quarter, down 51% versus the prior-year quarter. Thwe reduction stemmed from unfavorable revenue mix impacts in both cargo and passenger operations, inflation, and service challenges in our passenger operations, which impacted travel and payroll costs in September.
•Revenue block hours for ATSG's cargo airlines were down 4% for the third quarter while operating one fewer Boeing 767 freighter compared with the prior-year period. Cargo block hours were affected by fewer longer-haul international routes as compared to the prior-year period.
•Passenger block hours, including combi flying, increased 14% versus this quarter last year. Hours flown by the four Boeing 757 combination freighter-passenger aircraft were up significantly due to the resumption of a Pacific route in late 2022, which had been temporarily paused due to the COVID-19 pandemic. Excluding combi hours, passenger block hours increased 9%.

2023 Outlook
In mid-October, certain airlines that lease aircraft from CAM to serve international routes expressed that they are experiencing weaker customer demand, impacting their recent financial performance and outlook. We expect this to disrupt future leasing revenues from those customers.

ATSG expects the conflict in Israel to affect Omni's customer requirements in the near-term. In addition, the Company expects fewer 767-200 aircraft sales and lower engine revenues versus our plan for this year. ATSG's domestic air express operations, in support of the e-commerce networks of DHL and Amazon, are on track with earlier expectations.

ATSG is updating its full-year 2023 guidance as follows:

	Current	Prior
Adjusted EBITDA	$560 - $580 million	$610 - $620 million
Adjusted EPS	$1.50 - $1.70	$1.85 - $2.00

For 2023, ATSG is still projecting $785 million in total capex spend, including $545 for growth and $240 million in sustaining capex. However, ATSG now expects to further reduce its 2024 capex plan to $505 million, down $100 million in growth capex from the plan communicated at the September Investor Day event. This reduction takes into account fewer conversions and feedstock purchases due to softening demand. ATSG expects to provide updated 2024 Adjusted EBITDA guidance in February 2024, which we expect will reflect the aforementioned demand concerns and reduced 2024 capex.

Hete concluded, “We've demonstrated our flexibility to pull back on growth capital investments when conditions warrant, and accordingly, we expect meaningful capital expenditure declines in both 2024 and 2025 as we continue to optimize our capital allocation strategy. The reduction in our capex requirements for 2024 will accelerate our realization of positive free cash flow versus the timetable we communicated in September.”

Non-GAAP Financial Measures
This release, including the attached non-GAAP reconciliation tables, contains financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP Reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Tuesday, November 7, 2023, at 10 a.m. Eastern Time to review its financial results for the third quarter of 2023, and its outlook for remainder of the year. Live call participants must register via this link that is also available at ATSG’s website, www.atsginc.com under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of its quarterly results also may be downloaded there shortly before the start of the call at 10 a.m.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Cautionary Note on Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; and (ix) changes in general economic and/or industry-specific conditions, including inflation.. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
REVENUES	$523,137	$516,916	$1,553,571	$1,512,444

OPERATING EXPENSES
Salaries, wages and benefits	165,110	169,967	512,283	494,526
Depreciation and amortization	86,252	83,283	253,671	246,726
Maintenance, materials and repairs	54,569	41,541	148,838	116,657
Fuel	79,020	68,620	213,046	202,080
Contracted ground and aviation services	18,353	18,278	55,823	56,762
Travel	36,223	29,865	96,998	82,544
Landing and ramp	4,271	4,210	13,139	12,873
Rent	7,811	8,383	24,197	22,114
Insurance	3,055	2,346	8,287	7,224
Other operating expenses	22,443	17,764	64,095	57,968
	477,107	444,257	1,390,377	1,299,474

OPERATING INCOME	46,030	72,659	163,194	212,970
OTHER INCOME (EXPENSE)
Interest income	190	56	585	80
Non-service component of retiree benefit credits	(3,218)	4,635	(9,654)	15,411
Net gain on financial instruments	1,778	695	1,856	9,402
Loss from non-consolidated affiliates	(1,885)	(954)	(4,398)	(5,577)
Interest expense	(19,376)	(12,167)	(51,753)	(33,027)
	(22,511)	(7,735)	(63,364)	(13,711)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	23,519	64,924	99,830	199,259
INCOME TAX EXPENSE	(6,347)	(14,736)	(24,495)	(45,065)

EARNINGS FROM CONTINUING OPERATIONS	17,172	50,188	75,335	154,194

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	—	854	—	1,736
NET EARNINGS	$17,172	$51,042	$75,335	$155,930

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.26	$0.68	$1.08	$2.08
Diluted	$0.24	$0.57	$0.98	$1.76

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	67,253	73,998	69,909	73,956
Diluted	72,672	88,746	78,427	88,980

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,585	$27,134
Accounts receivable, net of allowance of $1,228 in 2023 and $939 in 2022	226,147	301,622
Inventory	50,680	57,764
Prepaid supplies and other	36,349	31,956
TOTAL CURRENT ASSETS	363,761	418,476

Property and equipment, net	2,749,506	2,402,408
Customer incentive	64,873	79,650
Goodwill and acquired intangibles	484,981	492,642
Operating lease assets	59,224	74,070
Other assets	123,770	122,647
TOTAL ASSETS	$3,846,115	$3,589,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$272,306	$192,992
Accrued salaries, wages and benefits	59,346	56,498
Accrued expenses	12,233	12,466
Current portion of debt obligations	648	639
Current portion of lease obligations	21,534	23,316
Unearned revenue	27,555	21,546
TOTAL CURRENT LIABILITIES	393,622	307,457
Long term debt	1,691,141	1,464,285
Stock obligations	1,816	695
Post-retirement obligations	31,488	35,334
Long term lease obligations	38,737	51,575
Other liabilities	61,360	62,861
Deferred income taxes	279,778	255,180

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 65,315,066 and 72,327,758 shares issued and outstanding in 2023 and 2022, respectively	653	723
Additional paid-in capital	835,630	986,303
Retained earnings	604,217	528,882
Accumulated other comprehensive loss	(92,327)	(103,402)
TOTAL STOCKHOLDERS’ EQUITY	1,348,173	1,412,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,846,115	$3,589,893

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

OPERATING CASH FLOWS	$117,517	$147,861	$526,093	$398,070

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(119,709)	(97,666)	(422,873)	(302,959)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(48,706)	(56,482)	(158,467)	(145,399)
Proceeds from sales of property and equipment	71	3,605	10,516	3,759
Acquisitions and investments in businesses	(800)	312	(1,600)	(16,233)
TOTAL INVESTING CASH FLOWS	(169,144)	(150,231)	(572,424)	(460,832)

FINANCING ACTIVITIES:
Principal payments on secured debt	(90,217)	(50,215)	(180,534)	(345,525)
Proceeds from revolver borrowings	80,000	60,000	220,000	510,000
Proceeds from convertible note issuance	400,000	—	400,000	—
Payments for financing costs	(10,268)	—	(10,779)	—
Repurchase of convertible notes	(203,247)	—	(203,247)	—
Repurchase of senior unsecured notes	—	—	—	(115,204)
Purchase of common stock	(118,475)	—	(155,349)	—
Taxes paid for conversion of employee awards	—	(80)	(1,578)	(1,519)
Other financing payments	1,269	—	1,269	—
TOTAL FINANCING CASH FLOWS	59,062	9,705	69,782	47,752

NET INCREASE (DECREASE) IN CASH	$7,435	$7,335	$23,451	$(15,010)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$43,150	$47,151	$27,134	$69,496
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$50,585	$54,486	$50,585	$54,486

CASH GENERATED FOR DISCRETIONARY ALLOCATION (Non- GAAP)	$166,223	$204,343	$684,560	$543,469

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
CAM
Aircraft leasing and related revenues	$113,145	$114,526	$345,500	$341,164
Lease incentive amortization	(3,420)	(5,030)	(12,353)	(15,089)
Total CAM	109,725	109,496	333,147	326,075
ACMI Services	365,248	357,375	1,065,562	1,034,963
Other Activities	112,841	108,423	334,218	318,837
Total Revenues	587,814	575,294	1,732,927	1,679,875
Eliminate internal revenues	(64,677)	(58,378)	(179,356)	(167,431)
Customer Revenues	$523,137	$516,916	$1,553,571	$1,512,444

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	23,306	36,975	88,526	111,587
ACMI Services, inclusive of interest expense	12,414	25,265	34,057	69,267
Other Activities	(7,968)	(1,182)	(8,613)	560
Net, unallocated interest expense	(908)	(510)	(1,944)	(1,391)
Non-service components of retiree benefit credit	(3,218)	4,635	(9,654)	15,411
Net gain on financial instruments	1,778	695	1,856	9,402
Loss from non-consolidated affiliates	(1,885)	(954)	(4,398)	(5,577)
Earnings from Continuing Operations before Income Taxes (GAAP)	$23,519	$64,924	$99,830	$199,259

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	4,236	5,822	14,777	17,442
Add loss from non-consolidated affiliates	1,885	954	4,398	5,577
Less net gain on financial instruments	(1,778)	(695)	(1,856)	(9,402)
Less non-service components of retiree benefit credit	3,218	(4,635)	9,654	(15,411)
Add net charges for hangar foam incident	58	960	71	960
Adjusted Pretax Earnings (non-GAAP)	$31,138	$67,330	$126,874	$198,425
Adjusted Pretax Earnings excludes certain items included in GAAP-based pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Earnings (Loss) from Continuing Operations Before Income Taxes	$23,519	$64,924	$99,830	$199,259
Interest Income	(190)	(56)	(585)	(80)
Interest Expense	19,376	12,167	51,753	33,027
Depreciation and Amortization	86,252	83,283	253,671	246,726
EBITDA from Continuing Operations (non-GAAP)	$128,957	$160,318	$404,669	$478,932
Add customer incentive amortization	4,236	5,822	14,777	17,442
Add start-up loss from non-consolidated affiliates	1,885	954	4,398	5,577
Less net gain on financial instruments	(1,778)	(695)	(1,856)	(9,402)
Add non-service components of retiree benefit credits	3,218	(4,635)	9,654	(15,411)
Add net charges for hangar foam incident	58	960	71	960

Adjusted EBITDA (non-GAAP)	$136,576	$162,724	$431,713	$478,098

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, charge offs of debt issuance costs when the Company modified its debt structure, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, costs from non-consolidated affiliates and charges related to the discharge of a fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended		Trailing 12 Months Ended
	September 30,		September 30,		September 30,
	2023	2022	2023	2022	2023

OPERATING CASH FLOWS (GAAP)	$117,517	$147,861	$526,093	$398,070	$600,143
Sustaining capital expenditures	(48,706)	(56,482)	(158,467)	(145,399)	(199,904)

ADJUSTED FREE CASH FLOW (non-GAAP)	$68,811	$91,379	$367,626	$252,671	$400,239

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended				Nine Months Ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	$	$ Per Share	$	$ Per Share	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$17,172		$50,188		$75,335		$154,194
Gain from warrant revaluation, net tax[1]	—		(105)		(106)		(155)
Convertible notes interest charges, net of tax [2]	443		763		1,999		2,285
Earnings from Continuing Operations - diluted (GAAP)	17,615	$0.24	50,846	$0.57	77,228	$0.98	156,324	$1.76
Adjustments, net of tax
Customer incentive amortization[3]	3,290	0.05	4,493	0.05	11,501	0.15	13,461	0.15
Non-service component of retiree benefits[4]	2,499	0.03	(3,577)	(0.04)	7,511	0.10	(11,893)	(0.14)
Financial instrument revaluations[5]	(1,380)	(0.02)	(431)	—	(1,327)	(0.02)	(7,102)	(0.08)
Loss from affiliates[6]	1,464	0.02	736	0.01	3,417	0.04	4,304	0.05
Hangar foam incident[7]	45	—	741	0.01	55	—	741	0.01
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$23,533	$0.32	$52,808	$0.60	$98,385	$1.25	$155,835	$1.75

	Shares		Shares		Shares		Shares
Weighted Average Shares - diluted	72,672		88,746		78,427		88,980

Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" requires convertible debt to be treated under the "if-convert method" for EPS.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the non-service component of post-retirement costs and credits.
5.Removes gains and losses from period end financial instruments revaluations, including derivative interest rate instruments, customer warrant and sale option and charge offs of debt issuance costs when the Company modified its debt structure.
6.Removes losses for the Company's non-consolidated affiliates.
7.Removes charges and gains related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	September 30, 2022		December 31, 2022		September 30, 2023		December 31, 2023 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	32	3	32	3	22	3	21	3
B767-300	74	8	78	8	88	8	91	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	2	—	4	—
Total Aircraft in Service	106	18	110	18	112	18	116	18

In or awaiting cargo conversion
B767-300	14	—	15	—	13	—	12	—
A321	7	—	7	—	7	—	5	—
A330	—	—	—	—	—	—	3	—
B767 staging for lease	2	—	—	—	1	—	1	—
Total Aircraft	129	18	132	18	133	18	137	18

Aircraft in Service Deployments
	September 30,		December 31,		September 30,		December 31,
	2022		2022		2023		2023 Projected

Dry leased without CMI	37		39		44		46
Dry leased with CMI	52		52		47		47
Customer provided for CMI	10		13		15		16
ACMI/Charter[1]	25		24		24		25

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.